Exhibit 99.1

KPMG Audit	Téléphone :	+33 (0)4 37 64 76 00
51, rue de Saint-Cyr	Télécopie :	+33 (0)4 37 64 76 09
CS 60409	Site internet :	www.kpmg.fr
69338 Lyon Cedex 09
France

Independent Auditors’ Report

The President

Movea S.A.S.:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Movea S.A.S and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statement of operations and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with French generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG S.A. cabinet français membre de KPMG International, une coopérative de droit suisse

Société anonyme d’expertise comptable - commissariat aux comptes à directoire et conseil de surveillance.

Inscrite au Tableau de l’ordre à Paris sous le n° 14-30080101 et à la Compagnie des Commissaires aux Comptes de Versailles,

Siège social ; KPMG S.A. Immeuble lé Palatin 3, cours du Triangle 92939 Paris La Défense Cedex Capital : 5 497 100 € Code APE 6920 Z 775726417 R.C.S. Nanterre TVA Union Européenne FR 77 775 726 417

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Movea S.A.S and its subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with French generally accepted accounting principles.

Emphasis of Matters

As discussed in Note 2)a) to the consolidated financial statements, no comparative financial information is presented as these consolidated financial statements are prepared for the first time and solely for the purpose of Invensense International Inc. which, in accordance with Rule 3-05 of regulation S-X, is required to present only one year of Movea S.A.S audited consolidated financial statements. Our opinion is not modified with respect to this matter.

Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in Note 23 to the consolidated financial statements.

Lyon, France

August 4, 2014

KPMG Audit

A division of KPMG S.A.

Stéphane Devin

Partner

Movea S.A.

Consolidated Financial Statements

Year ended December 31, 2013

1/22

2/22

Consolidated Balance Sheet

(in €)	December 31, 2013

Assets
Fixed Assets
Intangible assets (note 3)	467,586
Property, plant and equipment (note 3)	191,010
Deposits (note 3)	37,022

Total Fixed Assets	695,618

Current Assets
Trade accounts receivable, net (note 5)	829,671
Inventories, net (note 4)	23,758
Other receivables (note 6)	2,296,403
Prepaid expenses	110,337
Cash and cash equivalents (note 8)	1,150,607
Total Current Assets	4,410,776

Total Assets	5,106,394

Shareholders’ Equity and Liabilities
Shareholders’ Equity (note 9)
Share capital	296,348
Additional paid-in capital	16,271,353
Accumulated deficit	(12,071,375)
Exchange translation difference	13,395
Net income (loss)	(4,305,516)

Total Shareholders’ Equity	204,205

Liabilities
Provisions (note 10)	152
Interest free debt (note 11)	1,512,270
Financial debt (note 11)	711,639
Trade accounts payable and accrued expenses (note 12)	1,400,135
Deferred revenue (note 2 r))	307,013
Other liabilities (note 13)	970,980

Total Liabilities	4,902,189

Total Shareholders’ Equity and Liabilities	5,106,394

See accompanying notes to consolidated financial statements

3/22

Consolidated Statement of Operations

(in €)	Year ended December 31, 2013

Revenues (note 16)	2,281,259
Other operating income (note 17)	857,626

Total revenues	3,138,885

Purchase of merchandise	63,692
Other external costs	3,521,391
Personnel costs, including social charges (note 18)	4,566,074
Taxes other than income tax	62,170
Depreciation and amortization expense,	367,194
Release of provisions net of allowances	(88,146)

Total operating expenses	8,492,375

Operating income (loss)	(5,353,490)

Financial income	16,496
Financial expense	93,876

Net financial income (expense) (note 20)	(77,380)

Net extraordinary income (expense)	(17,968)

Income (loss) before income taxes	(5,448,838)

Income tax expense (credit) (note 7)	(1,143,322)

Net income (loss)	(4,305,516)

Net loss per share:
Basic	(0.15)
Diluted (note 2q)	(0.15)

See accompanying notes to consolidated financial statements.

4/22

Consolidated Statement of Cash Flows

(in €)	Year ended December 31, 2013
Cash flows – operating activities:
Net income (loss)	(4,305,516)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation & amortization expense	303,219
Changes in provisions	(24,171)
Deferred income taxes	(3,846)
Changes in working capital
Changes in working capital	(305,953)

Net cash used for operating activities	(4,333,267)

Cash flows – investing activities:
Capital expenditures – intangible assets	(14,355)
Capital expenditures – property, plant and equipment	(163,181)
Proceeds from disposals of investments	3,079

Net cash used for investing activities	(174,457)

Cash flows – financing activities:
Proceeds from increase in share capital	2,499,997
Net changes in financial loans	9,789
Proceeds from R&D refundable advances	1,005,584

Net cash provided by financing activities	3,515,370

Effect of exchange rate changes on cash and cash equivalents	157,708

Change in cash and cash equivalents	(837,646)

Cash and cash equivalents, beginning of period	1,988,253
Cash and cash equivalents, end of period	1,150,607

See accompanying notes to consolidated financial statements.

5/22

Notes to the Consolidated Financial Statements

1)	Company Legal Structure, Nature of Business and Significant Events

Company Legal Structure

Movea is a French limited liability company (Société Anonyme) with a Board of Directors, subject to the provisions of the French Code of Commerce.

Nature of Business

The Company commercializes its technology, which turns sensor data into meaningful information, in the form of licenses or royalties, and provides subsequent development and support services to its customers. Its target markets are digital TV (“DTV” - connected TVs and set-top boxes), sports (specific products such as the Babolat racquet or standard wearable devices) and mobile (the Movea Sensorhub product range).

Revenue in 2013 is mainly derived from DTV business, but the mobile market is growing.

Significant Events of the Period

Following the second tranche of funding decided in July 2012, proceeds from a capital increase amounting to € 2.5 million were received in June 2013

Significant Subsequent Events

InvenSense has completed the acquisition of Movea SA on July 22, 2014. On that date the Company’s legal structure was changed from a S.A. “Société Anonyme” to a S.A.S. “Société par Actions Simplifiée”. As a result of this change, the Company no longer has a Board of Directors and is now headed by a President.

On July 30, 2014 Invensense issued a letter of support to Movea S.A whereby Invensense confirmed that it is their intention, as long as the Company remains within the Invensense Group, to continue to support the Company, if need be, so as to enable it to meet its liabilities as they fall due and to carry on its normal business without any significant curtailment to operations. The Company relied on the terms of this letter to close the consolidated financial statements of the Company as of and for the year ended December 31, 2013 on a going concern basis.

2)	Summary of Significant Accounting Policies and Methods

a)	Under French law Movea S.A. has never been required to prepare consolidated financial statements. These consolidated financial statements have been prepared voluntarily for the first time in the context of the acquisition of Movea and its subsidiaries (individually or collectively referred to as the “Company”) by Invensense International Inc. in July 2014.

The consolidated financial statements of Movea for the year ended December 31, 2013 have been prepared in accordance with generally accepted accounting principles in France, including Rule 99-02 of the French Accounting Standards Board (Comité de la Réglementation Comptable - CRC).

No comparative financial information is presented as these consolidated financial statements are prepared for the first time and solely for the purpose of Invensense International Inc. which, in accordance with Rule 3-05 of regulation S-X, is required to present only one year of Movea S.A. audited consolidated financial statements.

6/22

Entities subject to control by the Company (depending principally on voting rights of more than 50%) have been included in the consolidated financial statements.

The list of entities included in the consolidated financial statements is as follows:

Name	Registered office	Control %	Method of consolidation

Movea S.A.	Grenoble	N/A	Parent company
Movea Inc	San Francisco	100%	Fully consolidated

The Company opened a branch office in South Korea in August 2013. The corresponding expenses are directly included in the financial statements of Movea S.A. since the branch office is not an independent legal entity.

b)	Use of Estimates

The preparation of financial statements in conformity with French generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and of revenue and expenses during the period. Actual results could differ from those estimates.

Significant estimates, judgments and assumptions made on the basis of information available at the reporting date mainly concern revenue recognition (note i) and research and development project subsidies (note j).

c)	Translation of Foreign Subsidiaries’ Financial Statements

The balance sheet and statements of operations and cash flows of Movea Inc., whose functional currency is the US dollar, are translated into the reporting currency of Movea S.A. (Euro) at the applicable exchange rates (i.e., the closing rate for balance sheet items, and the average annual rate for statements of operations and cash flows items). Resulting translation gains and losses are recorded in the foreign currency translation adjustment in shareholders’ equity.

d)	Property, Plant and Equipment and Intangible Assets

Property, plant and equipment and intangible assets are stated at their acquisition cost. Depreciation and amortization are computed principally using the straight-line method based on the estimated useful lives of the related assets. Estimated useful lives are as follows:

Estimated useful lives

Intangible Assets
Patents	10 years
Licenses	3 to 5 years
Software	1 year

Property, plant and equipment
Industrial machinery and equipment	3 to 4 years
Leasehold improvements	4 to 5 years
IT equipment	2 to 4 years
Furnitures	3 to 4 years

7/22

e)	Inventories, Net

Raw materials and merchandise are recorded at purchase cost.

Finished goods and work in progress are recorded at their production cost.

When applicable, an inventory depreciation equal to the excess of the gross value determined in the manner indicated above and estimated net realizable value is accounted for.

f)	Accounts Receivable, Net

Accounts receivable are recorded at their nominal value. A provision is recorded when the recoverable amount is lower than the carrying amount on a case by case analysis.

g)	Cash and Cash Equivalents

Cash and cash equivalents include cash balances and short-term highly liquid investments with original maturities of three months or less at the time of purchase and are stated at cost.

h)	Provisions

Contingencies and charges arising from claims, litigation, fines, etc. are provided for when an obligation exists at balance sheet date, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

i)	Revenue

Movea revenue model is to license its technology/software (technology access fees or license fees), adapt the client’s environment to fit in the technology (service/porting fees) and collect royalties on the products which are sold to end users and include Movea technology.

Software licenses:

Software revenue results from Royalties and/or from Technology Access Fees.

Royalties are recognized:

•	upon the delivery of or access to the license when the royalty is fixed (without any relation to the volumes sold), is non-refundable, and is with no further commitment of the Company in this respect with regard to its customer (pre-paid royalties), or

•	based on the statements reported by the customers when the royalty is calculated on volumes sold. In addition, royalties on volumes for which the Company has not yet obtained the customer statement are accrued, as estimated by the Company (post-paid royalties).

Technology access fees are recognized in accordance with the terms of the contract, usually upon delivery of the software or access to the technology, as the Company has made full performance and has no further commitment to the customer.

Services

Revenue for services is recognized using the percentage of completion method, based on the milestones defined in the contract or, if no milestones are defined, based on the number of days worked over the total estimated number of days necessary to complete the services.

Maintenance fees are recognized on a pro-rata basis over the term of the contract.

The respective amounts of revenue allocated to each element are as stated in the contract.

8/22

Products or parts:

Movea may occasionally sell products or parts. Revenue is recognized upon shipment, in conformity with incoterm conditions.

j)	Research & Development (“R&D”) Expenditure

Accounting policy

All research costs are expensed as incurred. The Company elected not to capitalize development expenditures.

Subsidies

The Company receives R&D subsidies for its participation in R&D consortium projects. Income on R&D subsidies is recognized on a percentage of completion basis over the duration of the corresponding projects. Engineers record their time using dedicated software, which gives the combination of time spent and status of deliverables enabling the calculation of the percentage of completion on each project.

Income recognized does not correspond to the amount of subsidies received during the year, which depends on each project’s payment plan. The shortfall of the accumulated cash received over the income recognized on subsidized R&D projects based on the percentage of completion is booked to other receivable. The excess of the accumulated cash received over the income recognized on subsidized R&D projects based on the percentage of completion is booked to other liability.

Conditional refundable advances

The Company may also receive conditional refundable advances in combination with R&D consortium projects subsidies. These advances will be reimbursed and bear interest only if the outcome of the corresponding R&D project generates revenue. Such advances are initially accounted for as debt for the amount received and will be recognized to income if and when it becomes certain that the repayment conditions are not met. No interest is accrued until it is probable that repayment conditions are met.

k)	Employee Benefits

France: Employee benefits (principally sickness and pensions) are managed through periodic contributions to French Social Security and do not require any accrual.

The Company is also required to pay retirement indemnities to employees, in accordance with French law, based on the length of service and final salary. The benefit is paid as a lump-sum at retirement and is expressed as a multiple of monthly salary.

The principal assumptions used in the determination of such benefits (under the prospective method) are described below:

•	Annual increase in salary: 2%;

•	Annual turnover : 2%;

•	Employee retirement age : 62 years;

•	Annual discount rate : 2.25%;

•	Mortality: French national statistical institute (INSEE) mortality table TV 88/90.

The Company has opted not to accrue for this lump-sum retirement benefits (approximately € 20 000 at December 31, 2013).

9/22

l)	Income Tax, Current and Deferred

Deferred taxes are recorded in the statement of operations and the balance sheet using the liability method in respect of temporary differences between the book and taxable values of certain assets and liabilities.

Tax benefits resulting from tax loss carry-forwards are recognized if it is more likely than not that they will be recovered within the foreseeable future.

m)	Share-Based Compensation

The Company has issued warrants (“BSA” and “BSPCE”) and stock options (“SO”). Under French rules:

•	The amounts received by the Company upon issuance of the “BSA, BSPCE and SO” warrants are accounted for in shareholders’ equity ;

•	No other entry is recorded in the accounts as long as the warrants or stock options have not been exercised.

n)	Extraordinary Items

Extraordinary items are:

•	either ordinary items of abnormal amount and occurrence; or

•	items with the following characteristics :

•	Non-recurring;

•	Unusual compared with the economic activity of the entity.

o)	Foreign Exchange Differences

At the year-end, assets and liabilities denominated in foreign currencies are converted to Euros using the closing exchange rate. Resulting gains or losses are recorded in the consolidated statement of operations.

As an exception to this method, the exchange differences on an item that, in substance, forms part of the net investment in a consolidated foreign subsidiary are included in equity until the disposal or liquidation of the net investment. This applies to debt payable or receivable for which settlement is neither planned nor expected in the foreseeable future and which constitutes in substance an increase or decrease in the net investment of the group in this foreign enterprise

p)	Earnings Per Share

Basic earnings per share corresponds to the net income or loss divided by the weighted-average number of shares outstanding during the financial period (see note 9).

Diluted earnings per share is the division of the net income by the sum of the weighted-average number of shares outstanding and the maximal number of shares that may be issued on exercise of warrants or stock options (see note 9).

If the result for the year is a loss, diluted earnings per share is equal to basic earnings per share in accordance with the OEC’s French accounting opinion # 27 § 3.

q)	Prepaid Expenses and Deferred Revenue

Prepaid expenses concern only operating expenses.

Deferred revenue concern sales invoices for which revenue recognition has been deferred.

10/22

r)	Operating segments

There is only one operating segment in the Group and its performance is shown in the consolidated statement of operations.

3)	Fixed Assets

Intangible assets and Property, plant and equipment are as follows at December 31, 2013:

December 31, 2013 (€)	Gross value	Accumulated depreciation and amortization	Net book value
Intangible Assets
Licenses, Patents & Software	1,774,674	1,307,088	467,586

Total	1,774,674	1,307,088	467,586

Property, plant and equipment
Industrial machinery and equipment	68,407	63,533	4,874
Leasehold improvements	85,197	12,298	72,899
IT equipment	208,794	132,604	76,190
Furniture	80,864	43,817	37,047

Total	443,262	252,252	191,010

The net book value of intangible assets is mainly composed of the Technicolor license (€ 448,000) at December 31, 2013.

Changes in the gross values of fixed assets were as follows:

(€)	At December 31, 2012	Additions	Disposals	At December 31, 2013
Licenses, patents and software	1,760,319	14,355	0	1,774,674

Total Intangible assets	1,760,319	14,355	0	1,774,674

	At December 31, 2012	Additions	Disposals	At December 31, 2013
Industrial machinery and equipment	68,407	0	0	68,407
Leasehold improvements	44,636	85,197	44,636	85,197
IT equipment	186,941	61,004	39,151	208,794
Furniture	76,354	16,980	12,470	80,864

Total Property, plant and equipment	376,337	163,181	96,256	443,262

	At December 31, 2012	Additions	Disposals	At December 31, 2013
Deposits	33,700	3,322	0	37,022

Total	2,170,356	180,858	96,256	2,254,958

Main additions in 2013 result from:

•	intangible assets: software licenses for R&;

•	property, plant and equipment: fitting out of Movea SA new offices and acquisition of furniture.

11/22

Main disposals in 2013 result from:

•	property, plant and equipment: disposal of leasehold improvements of the former offices in France and California. Furniture was also disposed of in California since the new office is fully furnished.

Changes in accumulated depreciation and amortization were as follows:

(€)	At December 31, 2012	Amortization expense	Release on disposal	At December 31, 2013
Licenses, patents and software	1,031,841	275,247	0	1,307,088

Total Intangible assets	1,031,841	275,247	0	1,307,088

	At December 31, 2012	Depreciation expense	Release on disposal	At December 31, 2013
Industrial machinery and equipment	52,083	11,451	0	63,534
Leasehold improvements	20,303	14,624	22,628	12,198
IT equipment	122,407	49,045	38,850	132,602
Furniture	33,597	16,827	6,607	43,817

Total Property, plant and equipment	228,390	91,947	68,085	252,252

Total	1,260,231	367,194	68,085	1,559,340

4)	Inventories, Net

Inventories are as follows at December 31, 2013:

December 31, 2013 (€)	Gross Value	Inventory depreciation	Net Book Value
Raw materials, consumables	36,043	18,022	18,021
Merchandise	45,509	45,509	0
Finished goods	5,737	0	5,737

Total	87,289	63,531	23,758

	At December 31, 2012	Additions	Utilizations and reclassifications	At December 31, 2013
Change in inventory depreciation	65,695	0	2,164	63,531

The inventory reserve represents 50% of raw materials, consumables and 100% of merchandises.

12/22

5)	Trade Accounts Receivable, Net

Trade accounts receivable are as follows at December 31, 2013:

(€)	December 31, 2013
Trade accounts receivable (invoices issued)	851,455
Allowance for doubtful accounts	(21,784)

Net	829,671

(€)	At December 31, 2012	Additions	Utilizations and reclassifications	At December 31, 2013
Change in bad debt allowance	92,131	21,784	92,131	21,784

The bad debt allowance concerns a receivable from customer Kaser.

6)	Other Receivables

Other receivables were as follows at December 31, 2013:

(€)	December 31, 2013
Deferred tax	3,998
Social charges receivable	11,182
Tax receivable	214,514
Tax credit (including R&D tax credit)	1,173,586
Advances to suppliers	8,004
Other income receivable	885,119

Total	2,296,403

Research Tax Credit

In France, companies are entitled to claim a research tax credit which is based on eligible R&D costs incurred by the Company. Movea has applied for such a credit. As a general rule, the tax credit can be deducted from the income tax liability during a period of three years, or reimbursed by the tax authorities after the three year period if not utilized or earlier if the Company meets certain criteria. Specifically, Movea qualifies as a JEI (Jeune Entreprise Innovante) under French rules, which allows the Company to request the immediate reimbursement of the tax credit.

Under current French law, the immediate reimbursement will be maintained as long as Movea has less than 250 employees and generates revenue of under € 50 million.

The reimbursement usually occurs in April or May of the following year.

The 2012 research tax credit was received in 2013, amounting to €1,225,000

As of December 31, 2013 the following tax credits were recorded, totaling €1,173,586:

•	€ 1,100,000 for the research tax credit;

•	€ 32,752 for the “competitiveness” tax credit (CICE);

•	€ 34,434 for the “innovation” tax credit;

•	€ 6,400 for the apprenticeship tax credit.

All these tax credits were received in the second quarter of 2014.

13/22

In accordance with French GAAP the tax credits are recorded in the income statement as income tax credit (except for the CICE which is recorded within personnel costs) in the year the underlying eligible expenses are incurred.

Other Income Receivable

This represents the shortfall of the accumulated cash received over the income recognized on subsidized R&D projects based on the percentage of completion (see note 2 j)).

7)	Income Taxes

The income tax expense (credit) consists of the following:

(€)	31 December 2013
Current income tax (credit)	(1,139,476)
Deferred income tax (credit)	(3,846)

Total	(1,143,322)

Deferred tax assets at December 31, 2013 are as follows:

(€)	December 31, 2013
Tax losses carried forward	0
Other temporary differences	3,846

Net deferred tax asset	3,846

As at December 31, 2013 the Company had €15,201,983 from Movea SA and $7,473,837 (€5,419,358) from Movea Inc. of accumulated net operating losses that are available to offset future taxable income and which may be carried forward indefinitely.

No deferred tax asset resulting from these loss carry forwards has been recognized at December 31, 2013 as it is not considered likely that they will be recovered within the foreseeable future.

Income tax expense (credit) in 2013 differed from the amount computed by applying the French statutory income tax rate of 33.33% to pre-tax income (loss), as a result of the following:

(€)	December 31, 2013
Loss before income taxes:	(5,448,838)

Expected income tax expense (credit) at French statutory tax rate	(1,816,098)
Research tax credit	(1,100,000)
Income tax Movea Inc.	1,358
Unrecognized deferred tax assets on tax loss for the year	1,848,850
Other tax credits	(73,586)

Actual income tax expense (credit)	(1,139,476)

In France, companies may benefit from tax credits based on the research costs of the year (see note 6).

14/22

8)	Cash and Cash Equivalents

Cash and cash equivalents as at December 31, 2013 are composed of the following bank balances:

•	€ 820,634 in Movea SA;

•	$ 362,270 in Movea SA;

•	$ 73,901 in Movea Inc.

9)	Shareholders’ Equity

Changes in shareholders’ equity over the year ended December 31, 2013 are as follows :

	Share capital		Additional Paid In Capital	Retained Earnings	Foreign Currency Translation Adjustment	Total Stockholders equity
	No shares	€	€	€	€	€
At December 31, 2012	26 063 376	260,634	13,807,070	(12,071,375)	54,907	2,051,236

Increase in share capital through exercise of warrants	3 571 425	35,714	2,464,283			2,499,997
Foreign exchange translation					(41,512)	(41,512)
Net loss				(4,305,516)		(4,305,516)

At December 31, 2013	29 634 801	296,348	16,271,353	(16,376,891)	13,395	204,205

General

The Company was incorporated in 2007; Additional shares were issued for cash in subsequent financing operations and through exercise of warrants. At December 31, 2013, the issued share capital consisted of 6 000,000 common shares and 23,634,801 preferred shares, with a par value of € 0.01.

Pre-emptive Subscription Rights

Shareholders and certain directors have pre-emptive rights to subscribe for additional shares issued by the Company for cash on a pro rata basis. Shareholders may waive such pre-emptive subscription rights at an extraordinary general meeting of shareholders under certain circumstances. Pre-emptive subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offer of shares.

The Company has issued warrants in the form of “BSA” Bons de souscription d’actions and “BSPCE” Bons de souscription de parts de créateur d’entreprise, and stock-options (“SO”).

The shareholders of Movea have authorized the board of directors to grant warrants and stock options to employees, members of the board of the French parent company and other contributors. Each BSA, BSPCE and SO entitles the holder to subscribe to one common share of Movea. For sake of simplification, BSA, BSPCE, and SO are collectively referred to hereafter as “options”.

Plan name	BCE 0910 1 (obj)		BCE 0910 2
Date	Board dated Sept. 7, 2011	Board dated Nov. 16, 2011	Board dated May 18, 2011	Board dated Sept. 7, 2011
Total	265 750	15 000	263 500	565 750
Exercise price	0,54	0,54	0,54	0,54
End of validity	Sept 23, 2015	Sept 23, 2015	Sept 23, 2015	Sept 23, 2015

Vesting conditions	on objective	on objective	over 4 years, 1/4 per year	over 4 years, 1/4 per year

TOTAL GRANTED	265 750	15 000	263 500	565 750

TOTAL FORFEITED/EXPIRED	0	0	0	0

TOTAL VALID	265 750	15 000	263 500	565 750

15/22

Plan name	SO 0910 2			SO 09101 (obj)
Date	Board dated May 18, 2011	Board dated Sept. 7, 2011	Board dated Nov. 16, 2011	Board dated Sept. 7, 2011
Total	104 000	280 000	68 000	100 000
Exercise price	0,54	0,54	0,54	0,54
End of validity	Sept 23, 2015	Sept 23, 2015	Sept 23, 2015	Sept 23, 2015
Vesting conditions	over 4 years, 1/4 per year	over 4 years, 1/4 per year	over 4 years, 1/4 per year	on objective

TOTAL GRANTED	104 000	280 000	68 000	100 000

TOTAL FORFEITED/EXPIRED	0	70 000	0	0

TOTAL VALID	104 000	210 000	68 000	100 000

Plan name	BCE05 12			BSA 0512	SO 0512
	Board dated	Board dated	Board dated	Board dated	Board dated	Board dated
Date	Sept. 18, 2012	June 13, 2013	Nov. 20, 2013	Sept. 18, 2012	Sept. 18, 2012	Nov. 20, 2013
Total	396 000	194 000	918 000	60 000	15 000	20 000
Exercise price	0,63	0,63	0,63	0,63	0,63	0,63
End of validity	June 15, 2017	June 15, 2017	June 15, 2017	June 15, 2017	June 15, 2017	June 15, 2017
Vesting conditions	over 4 years 1/8 th every 6 months	over 4 years 1/8 th every 6 months	over 4 years 1/8 th every 6 months	over 4 years, 1/4 per year	over 4 years, 1/4 per year	over 4 years, 1/4 per year

TOTAL GRANTED	396 000	194 000	918 000	60 000	15 000	20 000

TOTAL FORFEITED/EXPIRED	30 000	0	0	0	0	0

TOTAL VALID	366 000	194 000	918 000	60 000	15 000	20 000

At December 31, 2013 all options have been granted.

10)	Provisions

Provisions amount to €152 as at December 31, 2013 and pertain to the following:

Change in provisions (€)	At January 1, 2013	Additions	Utilizations and reclassifications	At December 31, 2013
Provision for warranty and litigation	19,617	0	19,617	0
Provision for deferred tax	0	152	0	152

Total	19,617	152	19,617	152

Starting in September 2013, the Company has been subject to an examination by the French tax administration covering fiscal years 2010, 2011 and 2012. At the end of 2013 an assessment was sent to the Company for 2010 alone. The final 2010 assessment resulted in tax claimed of € 36,000 with a penalty of €19,000. These tax assessments are disputed by the Company. The Company did not book any provision considering that the argumentation of the Tax administration was not valid and that it would not result in a probable cash outflow.

The final assessments for 2011 and 2012 did not have any negative financial outcome.

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11)	Conditional R&D advances and Financial Debt

Financial debt consists in:

Bank loans

Bank loans at December 31, 2013 comprise two loans granted by BNP Paribas with outstanding balances amounting to €.709,789:

•	loan of €.700,000 agreed in December 2012, repayable over 3 years. In 2013, repayments on this loan amounted to €.226,000. Then loan carries a fixed interest rate of 3.20%.;

Security in the form of a pledge over Company goodwill in the amount of €.700,000 was granted in favor of BNP Paribas;

•	loan of €.250,000 agreed in September 2013 repayable over 3 years. In 2013, repayments on this loan amounted to €.13,000. The loan carries a fixed interest rate of 3.30%.

Conditional R&D refundable advances

R&D projects are funded either through subsidies or refundable advances which will be reimbursed only if the outcome of the corresponding R&D project generates revenue. The Company has two outstanding refundable advances at December 31, 2013, whose detailed terms and conditions for reimbursement are:

From	Interest rate	Reimbursement over	As of dec 31, 2013 (€)	Terms of reimbursement	Add-on

PRIIM-BPI	2,45%	5 years - yearly	1,113,529	Starting in June 2014 if yearly turnover = 15 M€ Plan : 80 K€ in year 1, 140 K€ in year 2, 320 K€ in year 3, 440 K€ in year 4, 470 K€ in year 5	0,8% of Priim only turnover estimate was 20% of total turnover. Cap : 3,7 M€ ends in 2020

PVAA-BPI	2,49%	5 years - yearly	398,741	Starting in 2015 if PVAA turnover=2 M€ Plan : 80 K€ in year 1, 90 K€ in year 2, 110 K€ in year 3, 110 K€ in year 4, 110 K€ in year 5	No

Total			1,512,266

Notes:

Rate

The R&D refundable advances are interest-free. In case of reimbursement an interest rate will be applied, from the date the reimbursement starts and until its completion.

Terms for reimbursement

The R&D refundable advances will be reimbursed only if the conditions for reimbursement are met.

These conditions consist in revenue achievements, either revenue directly generated by the funded project, or total revenue of the Company.

In case of change of control, the funding entity can request anticipated reimbursement.

If the conditions are not met, the refundable advances are turned into subsidies and recorded to the statement of operations.

Add-on

In case of commercial success of the Priim project, additional commissions can be paid to the funding entity in excess of the advances amount.

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12)	Trade Accounts Payable and Accrued Expenses

Trade accounts payable and accrued expenses amount to €.1,400,135 as at December 31, 2013 and are broken down as follows:

(€)	December 31, 2013
Trade accounts payable	1,321,135
Trade accrued expenses	79,000

Total	1,400,135

13)	Other Liabilities

Other liabilities amount to € 970,780 as at December 31, 2013 and can be broken down as follows:

(€)	December 31, 2013
Employees and social charge organizations	679 950
Other	291,030

Total	970,780

Employee-related payables include

•	amounts due to employees: accrued vacation and accrued bonuses related to the second semester of 2013;

•	employer’s payroll contributions (payment of social contributions related to December and/or to the fourth quarter of 2013 was made in January 2014);

•	annual employer tax accruals (taxe d’apprentissage, formation continue, fongecif).

Other includes:

•	The excess of the accumulated cash received over the income recognized on subsidized R&D projects based on the percentage of completion is booked to other liability (see note 2 j)).

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14)	Maturity of Receivables and Liabilities

The breakdown by maturity is as follows:

		Due in
(€)	At December 31, 2013	Less than 1 year	1 to 5 years	More than 5 years
Assets
Deposits	37,022	37,022
Accounts receivable	829,671	829,671
Other receivables	2,296,406	2,296,406
Prepaid expense	110,337	110,337

Total	3,273,436	3,273,436	0	0

Liabilities
Interest free debt (*)	1,512,266	80,000	1,322,266	110,000
Financial debt	709,789	317,025	392,764
Accrued interest	1,850	1,850
Accounts payable	1,400,135	1,400,135
Other liabilities	970,980	970,980
Deferred revenue	307,013	307,013

Total	4,902,033	3,077,003	1,715,030	110,000

(*)	If conditions for reimbursement are met. See note 11).

15)	Commitments

The Company does not lease any significant facility or equipment under an operating or capital lease other than its offices in Grenoble, France and Pleasanton, California (annual rental expenses of €226,698 in 2013).

16)	Revenues

Revenue recognition policy is described in the note 2 i).

Revenues by country are as follows for the year ended December 31, 2013:

(€)	2013
France	772,258
Other countries	1,509,001

Total	2,281,259

Deferred revenue at December 31, 2013 mainly consists in:

•	prepaid royalties 2014 for customer Babolat. These royalties have been invoiced and paid 2013;

•	techno access license and prepaid royalties for customer Neurosky. These license and royalties have been invoiced in 2013, but final delivery of the license was not completed prior to year end.

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17)	Other Income

The Company receives R&D subsidies for its participation in R&D consortium projects. The R&D subsidies are recognized on a percentage of completion basis over the duration of the corresponding projects, representing income of € 847,842 in 2013 (see note 2 j)).

18)	Personnel costs, including social charges

Gross employee remuneration and the Company’s related social charges amount to € 3,428,069 and € 1,138,005 respectively, for the year ended December 31, 2013.

Average headcount is as follows:

Total Headcount
	2013	Movea SA	Movea Inc.
Company managers and Engineers	43	40	3
Other staff	5	3	2
Total	48	43	5

19)	Research and Development Expenditure

The gross amount of research and development expenditure incurred by the Company for the year ended December 31, 2013 amounts to € 4.5 million, which represents 62% of total operating expenses.

These costs are only incurred in Movea SA (France). Movea Inc. has no research activity.

20)	Net Financial Income/Expense

Financial income and expense in 2013 are detailed as follows:

(€)	December 31, 2013
Foreign exchange gains	8,682
Other financial income	7,814

Total financial income	16,496

Foreign exchange losses	(47,941)
Interest	(45,936)

Total financial expense	(93,877)

21)	Related Parties

Under the French accounting regulation n° 2010-02, we inform you that there are no significant transactions that have not been made under normal market conditions either with related parties or with shareholders or members of the board of directors.

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22)	Remuneration of Senior Executives

(€)	2013
Board	23,040
Directors	247,090

23)	Summary of Differences between French GAAP and US GAAP

The consolidated financial statements have been prepared in accordance with French GAAP which, as applied by the Company, differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”).

Accounting for Revenue Recognition

Refer to note 2 i) for revenue recognition policy under French GAAP.

Under US GAAP, ASC Subtopic 985-605, Software - Revenue Recognition, provides the main authoritative guidance regarding revenue recognition for software transactions. Specifically:

•	if an arrangement to deliver software or a software system, either alone or together with other products or services, requires significant production, modification, or customization of software, the entire arrangement should be accounted for in conformity with ASC Subtopic 605-35, Revenue Recognition - Construction-Type and Production-Type Contracts;

•	if contract accounting does not apply, ASC Subtopic 985-605, Software - Revenue Recognition, specifies four criteria that must be met prior to recognizing revenue for a single-element arrangement or for the individual elements within the scope of ASC Subtopic 985-605 in a multiple-element arrangement. The four revenue recognition criteria are set out in paragraph 985-605-25-3 as follows:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred;

•	The vendor’s fee is fixed or determinable;

•	Collectibility is probable

In addition, the Company’s contracts usually include some or all of the following elements: software licenses, maintenance and support, integration services, technology access fees, and royalties. Such arrangements would qualify as multiple elements arrangements. Prior to applying the above guidance, these multiple element arrangements would need to be evaluated for separation under the guidance of ASC Subtopic 605-25. For elements within the scope of ASC Subtopic 985-605, the fee should be allocated to the various elements based on vendor-specific objective evidence of fair value, regardless of any separate prices stated within the contract for each element. Vendor-specific objective evidence of fair value is limited to the following:

•	The price charged when the same element is sold separately;

•	For an element not yet being sold separately, the price established by management having the relevant authority; it must be probable that the price, once established, will not change before introduction of the element into the marketplace.

;

Share based payments

Under French GAAP, no compensation expense is recognized in connection with the grant of options.

Under US GAAP, these transactions are in the scope of ASC topic 718 concerning share base payments transactions with employees and ASC topic 505-50 for non employees. The Company has to measure goods or services received in a share-based payment transaction using a fair value-based measure. They are recognized over the period in which they are received and measured based on the grant-date fair value of the equity instruments granted.

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R&D refundable advances

Refer to note 2 j) for recognition and measurement policy under French GAAP.

There is no specific US GAAP guidance on the accounting for grants and more specifically on the accounting for conditional R&D refundable advances from government sponsored agencies. Under US GAAP, according to ASC subtopic 30-10, loans received solely for cash are also generally initially measured based on the cash proceeds, which is similar to the initial accounting applied to conditional R&D refundable advances under French GAAP. Furthermore, according to the Company’s management, at the date these financial statements are approved, there are remote chances that the repayment conditions of conditional R&D refundable advances will ever be met. In these circumstances, no significant difference between French GAAP and US GAAP in the accounting for these conditional R&D refundable advances as of and for the year ended December 31, 2013 has been identified.

;

Research Tax Credit

As indicated in note 6, under French GAAP, the Research Tax Credit is booked as a credit to the income tax caption within the income statement.

Under US GAAP, the Research Tax Credit would qualify as a government grant as it involves the receipt of cash (refundable tax credit) by the Company for past research and development costs. The tax credit does not depend on current or future taxable income. ASC Topic 740 does not address accounting for government grants. However, in practice, under US GAAP, the Research Tax Credit would be accounted for within operating income.

Retirement indemnities

Movea S.A.S. employees are entitled to receive, on retirement, a lump sum payment as defined under the applicable industry collective wage agreement. As indicated in note 2 k) to these financial statements, the Company has opted not to accrue for this employees’ retirement indemnity obligation under French GAAP.

Under US GAAP, compensation cost for this retirement benefit should be recognized in the period in which the employee renders services and the Company should recognize on its consolidated balance sheet the present value of the projected benefit obligation determined by applying an actuarial valuation method.

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